Exhibit 4.14

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of April 3, 2020 by and between:

(1)	HUYA Inc., an exempted company incorporated with limited liability under the Laws of the Cayman Islands (the “Company”); and

(2)	JOYY Inc., an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“JOYY”).

The Company and JOYY are herein referred to collectively as the “Parties,” and each as a “Party.”

RECITALS

A.	As of the date hereof, JOYY is the registered holder of 84,898,282 Class B Ordinary Shares (the “Subject Shares”).

B.

JOYY intends to sell to Linen Investment Limited, and Linen Investment Limited intends to purchase from JOYY, 16,523,819 Class B Ordinary Shares by entering into that certain share transfer agreement (the “Share Transfer Agreement”) immediately after the execution and delivery of this Agreement.

C.

In connection with the Share Transfer Agreement and in order to consummate the transactions contemplated under the Share Transfer Agreement, the Company and JOYY have agreed to enter into this Agreement.

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.	Interpretation

1.1 Definitions. The following terms shall have the meanings ascribed to them below:

“ADSs” means the American depositary shares, each representing one Class A Ordinary Share, listed and traded on the New York Stock Exchange as of the date of this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Business Day” means a day that is not a Saturday or Sunday or any other day on which banks in the PRC, Hong Kong, the Cayman Islands or the British Virgin Islands are required or authorized to be closed.

“Class A Ordinary Shares” means Class A ordinary shares with a par value of US$0.0001 per share in the share capital of the Company.

“Class B Ordinary Shares” means Class B ordinary shares with a par value of US$0.0001 per share in the share capital of the Company.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any transnational or supranational, domestic or foreign federal, national, state, provincial, local or municipal governmental, regulatory, judicial or administrative authority, department, court, arbitral body, agency or official, including any department, commission, board, agency, bureau, subdivision or instrumentality thereof, in each case including any successor entity performing the same or a similar function and including any arbitrator.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Law” means any transnational, domestic or foreign federal, national, state, provincial, local or municipal law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, executive order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority.

“Ordinary Shares” means the Class A Ordinary Shares of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Ordinary Shares).

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Registrable Securities” means (i) any Class A Ordinary Shares or ADSs hereafter issued by the Company to JOYY, Linen Investment Limited or any of their respective Affiliates, including any Class A Ordinary Shares or ADSs into which any Class B Ordinary Shares hereinafter issued by the Company to JOYY, Linen Investment Limited or any of their respective Affiliates may be converted; (ii) any Class A Ordinary Shares or ADSs into which the Subject Shares may be converted; and (iii) any Ordinary Shares or ADSs issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization; provided that, a security shall cease to be a Registrable Security upon sale to the public pursuant to a Registration Statement or Rule 144 under the Securities Act.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1 or S-3 under the Securities Act.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and fees and expenses charged by the depositary bank relating to the issuance or transfer of American depositary shares and stock or share transfer taxes applicable to the sale of Registrable Securities pursuant to this Agreement.

“Shareholders Agreement” means the Amended and Restated Shareholders Agreement dated as of March 8, 2018, by and among the Company, JOYY, Linen Investment Limited and the other parties thereto.

“Subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person, including for the avoidance of doubt any “variable interest entity,” whose financial statements, or portions thereof, are or are intended to be consolidated with the financial statements of the subject entity for financial reporting purposes in accordance with the generally accepted accounting principles of the United States, or (iii) any Person with respect to which the subject entity has the sole power to control or otherwise direct the business and policies of that entity directly or indirectly through another subsidiary or otherwise.

“U.S.” means the United States of America.

1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in this Clause 1 shall have the meanings assigned to them in this Clause 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated “Clauses” and other subdivisions are to the designated Clauses and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Clause or other subdivision, (v) all references in this Agreement to designated schedules, exhibits and annexes are to the schedules, exhibits and annexes attached to this Agreement unless explicitly stated otherwise, (vi) “or” is not exclusive, (vii) the term “including” will be deemed to be followed by “, but not limited to,” (viii) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, and (ix) the term “day” means “calendar day.”

2.	Registration Rights.

2.1	Demand Registration

(a)

Registration Other Than of Form F-3. So long as JOYY holds twenty-five percent (25%) or more of the voting power of the then outstanding Registrable Securities, if the Company shall receive a written request from JOYY that the Company file a Registration Statement under the Securities Act covering the registration of all or a portion of its Registrable Securities then outstanding pursuant to this Clause 2.1(a), then the Company shall, (x) promptly give written notice of the proposed Registration to all other Holders of Registrable Securities and (y) subject only to the limitations of this Clause 2.1, as soon as practicable, use its reasonable best efforts to file a Registration Statement under the Securities Act covering all Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice. The Company shall be obligated to consummate (i) no more than two (2) Registrations pursuant to this Clause 2.1(a) that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Clause 2.1(a) are not fully included in the Registration for any reason other than solely due to the action or inaction of JOYY, such Registration shall not be deemed to constitute one of the registration rights granted pursuant to this Clause 2.1(a).

(b)

Registration on Form F-3. The Company shall use its best efforts to qualify for registration on Form F-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3, JOYY may request the Company to file a Registration Statement on Form F-3, including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by JOYY of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other shareholders of the Company having registration rights and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Equity Securities of any holder of registration rights who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution. The Company shall be obligated to consummate (i) no more than six (6) Registrations initiated by JOYY, that have been declared and ordered effective pursuant to this Clause 2.1(b); provided that if the Registrable Securities sought to be included in the Registration pursuant to this Clause 2.1(b) are not fully included in such Registration for any reason other than solely due to the action or inaction of JOYY, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Clause 2.1(b).

(c)

Underwriting. If, in connection with a request to Register the Registrable Securities under Clause 2.1(a) or Clause 2.1(b), JOYY intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request. In such event, the right of JOYY to include its Registrable Securities in such registration shall be conditional upon JOYY’s participation in such underwriting and the inclusion of JOYY’s Registrable Securities in the underwriting to the extent provided herein. JOYY shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwriting by the Company and reasonably acceptable to JOYY. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Clause 2.1(a) or Clause 2.1(b), the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after (i) first excluding from the Registration and underwritten offering all Equity Securities that are not Registrable Securities (including those held by employees and directors of the Company, but excluding those included in the Registration pursuant to Section 3 of the Shareholders Agreement), and (ii) second excluding from the Registration and underwritten offering Equity Securities included in the Registration pursuant to Section 3 of the Shareholders Agreement, so long as the number of Equity Securities to be included in the Registration on behalf of the non-excluded holders in this clause (ii), if any, is allocated among all such non-excluded holders in proportion, as nearly as practicable, to the respective amounts of Equity Securities requested by such holders to be included; provided that JOYY shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Clause 2.1(a) or Clause 2.1(b), as the case may be. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(d)	Deferral.

(i)	Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any Registration pursuant to this Clause 2.1:

(1)

if, within ten (10) days of the receipt of any request of JOYY to Register any Registrable Securities under Clause 2.1(a) or Clause 2.1(b), the Company gives notice to JOYY of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that JOYY is entitled to join such Registration in accordance with Clause 2.2 (other than an Exempt Registration);

(2)

during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares other than an Exempt Registration; provided that JOYY is entitled to join such Registration in accordance with Clause 2.2; or

(3)

in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction and except as may be required by the Securities Act.

(ii)

If, after receiving a request from JOYY pursuant to Clause 2.1(a) or Clause 2.1(b), the Company furnishes to JOYY a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of its board of directors, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental; provided that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its securities during such period (except for Exempt Registrations).

2.2	Piggyback Registrations.

(a)

Piggyback Registrations. If the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (other than an Exempt Registration), the Company shall promptly give JOYY written notice of such registration. Upon the written request of JOYY given within fifteen (15) days after delivery of such notice by the Company in accordance with this Agreement, the Company shall, subject to the provisions of Clause 2.2(c), use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by JOYY. If JOYY decides not to include all or any of its Registrable Securities in such Registration by the Company, JOYY shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. There shall be no limit on the number of times JOYY may request registration of Registrable Securities under this Clause 2.2.

(b)

Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under this Clause 2.2 prior to the effectiveness of such Registration, whether or not JOYY has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Clause 2.5.

(c)

Underwriting. If a Registration Statement under which the Company gives notice under this Clause 2.2 is for an underwritten offering, then the Company shall so advise JOYY. In such event, the right of JOYY to be included in a registration pursuant to this Clause 2.2 shall be conditional upon JOYY’s participation in such underwriting and the inclusion of JOYY’s Registrable Securities in the underwriting to the extent provided herein and JOYY enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwriting by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise JOYY in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after (i) first excluding all other Equity Securities (including the Equity Securities held by employees and directors of the Company, but excluding securities sold for the account of the Company and Equity Securities included in the Registration pursuant to Section 2.4 or Section 3 of the Shareholders Agreement, if any) from the Registration and underwritten offering, and (ii) second excluding from the Registration and underwritten offering (A) all Registrable Securities held by Holders and (B) all Equity Securities included in the Registration pursuant to Section 3 of the Shareholders Agreement, if any, and so long as the number of shares to be included in the Registration on behalf of the non-excluded holders in (A) and (B) above is allocated among all such non-excluded holders in proportion, as nearly as practicable, to the respective amounts of Equity Securities requested by such holders to be included. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the Registration. If JOYY disapproves of the terms of any such underwriting, JOYY may elect to withdraw therefrom by written notice to the Company and the underwriters) delivered at least ten (10) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration.

(b)

Not Demand Registration. Registration pursuant to this Clause 2.2 shall not be deemed to be a demand registration as described in Clause 2.1. Except as otherwise provided herein, there shall be no limit on the number of times JOYY may request registration of Registrable Securities under this Clause 2.2.

(c)

Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Clause 2.2 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share incentive plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), (iii) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

2.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)

Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use all its reasonable best efforts to cause such Registration Statement to become effective, and, upon the request of JOYY, keep such Reregistration Statement effective until the distribution thereunder has been completed;

(b)

Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(c)

Furnish to JOYY such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it;

(d)

Use its reasonable best efforts to Register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by JOYY; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service of process in such jurisdiction and except as may be required by the Securities Act;

(e)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in customary form, with the managing underwriter(s) of such offering;

(f)

Promptly notify JOYY at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the Commission, or (ii) the happening of any event or the existence of any condition as a result of which any prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of JOYY promptly prepare and furnish to JOYY a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(g)

Furnish, at the request of JOYY, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (B) comfort letters dated as of (x) the effective date of the final registration statement covering such Registrable Securities, and (y) the closing date of the sale of the Registrable Securities, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h)

Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable Registration Statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(i)	Not, without the written consent of JOYY, make any offer relating to the Registrable Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(j)

Provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration; and

(k)	Take all reasonable action necessary to list the Registrable Securities on each securities exchange on which the Equity Securities of the Company are then traded.

2.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Clause 2 with respect to the Registrable Securities of JOYY that JOYY shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities.

2.5 Expenses of Registration. All expense, but excluding the underwriting discounts, selling commissions, expenses charged by the depositary bank and transfer tax applicable the sale of Registrable Securities pursuant to this Agreement (which shall be borne by JOYY), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one (1) counsel for JOYY, shall be borne by the Company.

2.6 Assignment of Registration Right. The rights to cause the Company to register Registrable Securities pursuant to this Clause 2 may be assigned (but only with all related obligations) by JOYY to an Affiliate of JOYY or a third party transferee, including Linen Investment Limited or an Affiliate of Linen Investment Limited, of all or any of the Subject Shares; provided that (a) the Company is furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred, and (b) such transferee agrees in a written instrument delivered to the Company to be bound by the terms and conditions of this Agreement. Reference to JOYY in this Agreement shall include such third party transferee as a right holder, with the rights and obligations of JOYY and such third party transferee being in proportion to their then respective holding of the Registrable Securities unless otherwise agreed between JOYY and such third party transferee in the aforementioned written instrument.

2.7 Reports Under the Exchange Act. With a view to making available to JOYY the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit JOYY to sell securities of the Company to the public without Registration or pursuant to a registration on Form F-3, the Company agrees to:

(a)

make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)

promptly furnish to JOYY, so long as JOYY owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after the effective date of the first Registration Statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual report of the Company and such other reports and documents so filed by the Company, (iii) such other information as may be reasonably requested in availing JOYY of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to Form F-3, and (iv) a special legal opinion issued by a qualified counsel, at the cost of the Company, confirming that JOYY meets the requirements of Rule 144 of the Securities Act.

2.8 Limitations on Subsequent Registration Rights. So long as JOYY holds fifty percent (50%) or more of the voting power of the then outstanding Registrable Securities, from and after the date of this Agreement, the Company shall not, without the prior written consent of JOYY, enter into any agreement with any holder or prospective holder of any Equity Securities that would give such holder or prospective holder the right to (i) include such Equity Securities in any Registration filed under this Clause 2, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of JOYY that are included, (ii) demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under this Clause 2 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to JOYY hereunder.

2.9 Termination. The registration rights set forth in this Clause 2 shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of the transactions contemplated under the Share Transfer Agreement, and (ii) the date on which JOYY may sell all of its Registrable Securities under Rule 144 in any ninety (90)-day period provided that JOYY has received a special legal opinion issued by a qualified counsel, at the cost of the Company, confirming that JOYY meets the requirements of Rule 144 of the Securities Act.

3.	Indemnification

3.1 Indemnification by the Company. In the event of a Registration under this Agreement, to the maximum extent permitted by Law, the Company shall indemnify and hold harmless (absent fraud, willful default or misconduct of such Person being indemnified) JOYY, each of its partners, officers, directors, employees, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) JOYY or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(a)

any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement (on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto);

(b)

the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(c)

any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law;

and the Company shall reimburse JOYY, underwriter or their respective controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement contained in this Clause 3.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by JOYY, its partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) JOYY or underwriter. The indemnity agreement contained in this Clause 3.1 shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of JOYY or any indemnified party under this Clause 3.1 and shall survive the transfer of securities by JOYY or any indemnified party.

3.2 Indemnification by JOYY. In the event of a Registration under this Agreement, to the maximum extent permitted by Law, JOYY shall indemnify and hold harmless the Company, its directors, officers, employees, and legal counsel for the Company, any underwriter (as defined in the Securities Act), and each Person, if any, who controls (as defined in the Securities Act) the Company or such underwriter, against any losses, claims, damages or liabilities to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by JOYY expressly for use in connection with such Registration; and JOYY shall reimburse any Person intended to be indemnified pursuant to this Clause 3.2 for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity contained in this Clause 3.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of JOYY (which consent shall not be unreasonably withheld or delayed); provided further that in no event shall any indemnity under this Clause 3.2 (when combined with any amounts paid by JOYY pursuant to Clause 3.4) exceed the net proceeds received by JOYY from the offering of securities made in connection with that Registration.

3.3 Notices of Claims. Promptly after receipt by an indemnified party under this Clause 3 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Clause 3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnified party (together with all other indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Clause 3 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Clause 3. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

3.4 Contribution. If any indemnification provided for in this Clause 3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided that in any such case: (A) JOYY will not be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Clause 3.2) in excess of the net proceeds to JOYY from the sale of all such Registrable Securities offered and sold by JOYY pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

3.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

3.6 Survival; Consents to Judgments and Settlements. The obligations of the Company and JOYY under this Clause 3 shall survive the completion of any offering of Registrable Securities in a Registration Statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.	Miscellaneous.

4.1 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York.

4.2 Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, including, but not limited to, any question regarding the breach, termination or invalidity thereof shall be finally resolved by Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC administered rules (the “Rules”) in force at the time of commencement of the arbitration, which Rules are deemed to be incorporated by reference into this Clause. The number of arbitrators shall be three and shall be selected in accordance with the Rules. All selections shall be made within thirty (30) days after the selecting party gives or receives, as the case may be, the demand for arbitration. The seat of the arbitration shall be in Hong Kong and the language to be used shall be English. Any arbitration award shall be (i) in writing and shall contain the reasons for the decision, (ii) final and binding on the parties hereto and (iii) enforceable in any court of competent jurisdiction, and the parties hereto agree to be bound thereby and to act accordingly.

4.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

4.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be given:

To the Company at:

Huya Inc.

Building A3, E-Park

280 Hanxi Road

Panyu District, Guangzhou 511446

People’s Republic of China

Attention: Catherine Liu

Email:

To JOYY at:

29/F, Building B-1, North Block of Wanda Plaza

No. 79 Wanbo Er Road, Nancun Town, Panyu District

Guangzhou, China 511442

Attention: Jin Bing

Email:

or such other address, telephone number, facsimile number or email address as the Company or JOYY may hereafter specify by notice to each other. Each such notice or other communication shall be deemed effectively given (i) when hand delivered to a Party, upon delivery, (ii) upon confirmation of transmission by the transmitting equipment, if sent by facsimile transmission, or upon confirmation of receipt by non-automated reply email from the recipient’s email system or from the recipient, if sent by e-mail (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (local time) shall be deemed to have been received at 9:00 a.m. (local time) on the next Business Day), or (iii) two (2) Business Days after deposit with a recognized overnight courier, freight prepaid, with written verification of receipt.

4.5 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof.

4.6 Amendments and Waivers. The provisions of this Agreement may be amended or modified only upon the prior written consent of all Parties. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

4.7 Severability. If a provision of this Agreement is held to be unenforceable under applicable Laws, such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.8 Further Assurances. The Parties agree to execute such further instruments and to take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

4.9 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

HUYA Inc.

By:	/s/ Rongjie Dong
Name:	Rongjie Dong
Title:	Director and Chief Executive Officer

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

JOYY Inc.

By:	/s/ Xueling Li
Name:	Xueling Li
Title:	Chairman and Chief Executive Officer